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                                                                    Exhibit 21.1

                       SILICON GRAPHICS, INC. SUBSIDIARIES



                                                            Jurisdiction of
          Name                                              Incorporation
          ----                                              -------------
MIPS Technologies, Inc.                                     Delaware
Silicon Graphics Real Estate, Inc.                          Delaware
Silicon Graphics World Trade Corporation                    Delaware
Silicon Studio, Inc.                                        Delaware
Silicon Graphics Pty Limited                                Australia
Silicon Graphics Computer Systems Ges.m.b.H.                Austria
Silicon Graphics International Inc.                         Barbados
Silicon Graphics S.A./N.V.                                  Belgium
Silicon Graphics Comercio e Servicos Limitada               Brazil
Silicon Graphics Canada, Inc.                               Canada
Silicon Graphics A/S                                        Denmark
Silicon Graphics OY                                         Finland
Silicon Graphics                                            France
Silicon Graphics GmbH                                       Germany
Silicon Graphics Limited                                    Hong Kong
Silicon Graphics Kft.                                       Hungary
Silicon Graphics Systems (India) Private Ltd                India
Silicon Graphics Computer Systems Limited                   Israel
Silicon Graphics S.p.A.                                     Italy
Nihon Silicon Graphics K.K.                                 Japan
Korea Silicon Graphics Ltd.                                 South Korea
Silicon Graphics S.A. de C.V.                               Mexico
Silicon Graphics B.V.                                       Netherlands
Silicon Graphics Manufacturing European Finance B.V.        Netherlands
Silicon Graphics A/S                                        Norway
Silicon Graphics Pte. Limited                               Singapore
Silicon Graphics (Pty) Limited                              South Africa
Silicon Graphics, S.A.                                      Spain
Silicon Graphics AB                                         Sweden
Silicon Graphics S.A.                                       Switzerland
Silicon Graphics Manufacturing S.A.                         Switzerland
Silicon Graphics Limited                                    Taiwan
MIPS Computer Systems Limited                               United Kingdom
Silicon Graphics Application Systems Limited                United Kingdom
Silicon Graphics Limited                                    United Kingdom
Silicon Graphics Manufacturing Finance Limited              Jersey Channel
                                                            Islands